MGIT Microcap Fund, Inc.
Procedures Pursuant to Rule 10f-3
SECURITIES PURCHASED
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
(1) Names of Underwriters               Adams, Harkness & Hill, Inc., NationsBanc Montgomery Securities, Inc.

(2) Names of Issuer                     Tier Technologies

(3) Title of Security                   Tier Technologies
                                        Class B Common Stock

(4) Date of First Offering              December 17, 1997

(5) Amount of Total Offering            3,400,000 shares

(6) Total Value of Offering             $28,900,000

(7) Unit Price                          $8.50

(8) Underwriting Discount               $0.595 (7.00%)

(9) Dollar Amount Purchased             $34,000

(10) Number of Shares Purchased         4,000

(11) Years of Continuous Operation      The company has been in continuous operation for at least 3 years.

(12) % of Offering Purchased by Fund    0.12%

(13) % of Offering Purchased by
      Associated Investment Companies   0.0%

(14) % of Offering Purchased by
     Fund and Associated Funds          0.12%

(15) % of Fund Assets Applied to
     Purchase                           1.13%

(16) Name(s) of Underwriter(s) or
     Dealer(s) from whom Purchased      Adams, Harkness & Hill, Inc.

(17) Deutsche Bank was part of the
     underwriting syndicate             Yes


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